UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360-1616 Eastlake Avenue East

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 732-2133

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 29, 2020, Sean Nolan notified the Board of Directors (the “Board”) of Neoleukin Therapeutics, Inc. (the “Company”) of his intent to resign as a Class I director of the Board, and as a member of the Compensation Committee (the “Compensation Committee”) and the Audit Committee (the “Audit Committee”) of the Board, effective as of June 1, 2020 (the “Resignation Date”).

Appointment of New Director

On May 29, 2020, upon the recommendation of the Nominating and Corporate Governance of the Board (the “Governance Committee”), the Board appointed Erin Lavelle as a Class I director to fill the position vacated by Mr. Nolan, and as a member of the Audit Committee and the Governance Committee, effective as of the Resignation Date (the “Effective Date”).

In connection with Mr. Nolan’s resignation and Ms. Lavelle’s appointment, the Board also approved and ratified the following committee appointments:

Audit Committee	Todd Simpson (Chairperson) Lewis T. “Rusty” Williams Erin Lavelle

Compensation Committee	Lewis T. “Rusty” Williams (Chairperson) M. Cantey Boyd Sarah B. Noonberg

Governance Committee	Sarah B. Noonberg (Chairperson) M. Cantey Boyd Erin Lavelle

From April 2018 to February 2020, Ms. Lavelle served as the Chief Operating Officer at Alder BioPharmaceuticals, Inc. In addition to that role, she served as Alder’s appointed director for Vitaeris Inc., a privately held biotechnology company founded based in Vancouver, British Columbia, Canada. Prior to that, she served in various roles at Amgen Inc. from 2003 to 2018, most recently serving as General Manager Taiwan from September 2017 to April 2018, as Executive Director, Japan Asia Pacific (Hong Kong) from May 2016 to September 2017, and Executive Director, Global Marketing Business Analytics and Insights from June 2014 to May 2016. She started her career in Investment Banking at Merrill Lynch. Ms. Lavelle holds a Bachelor of Arts in Economics from Yale University.

In connection with her appointment to the Board, and in accordance with the Company’s current director compensation policy, Ms. Lavelle will receive cash compensation for serving on the Board, and the Board granted Ms. Lavelle non-incentive stock options (the “Options”) to purchase up to 50,000 shares of the Company’s common stock under the terms of the Company’s 2014 Equity Incentive Plan, with such Options vesting annually over three years, beginning on the Effective Date, subject, however, to Ms. Lavelle’s service to the Company on each vesting date.

The Company will enter into an indemnification agreement with Ms. Lavelle in the form that it has entered into with its other directors and that is filed as Exhibit 10.5 to the Company’s registration statement on Form S-1 (File No. 333-193615).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: June 1, 2020	By:	/s/ Robert Ho
Robert Ho
Chief Financial Officer